UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2007

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The undersigned registrant hereby amends its Current Report on Form 8-K filed on February 5, 2007 to reflect a revised definition of earnings per share in the “Executive Performance Incentive Plan and Annual Incentive Plan” and “Long-Term Incentive Grants” sections of Item 5.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers (formerly, Item 1.01 - Entry into a Material Definitive Agreement).

General

Each year, the Compensation and Management Development Committee (“C&MD Committee”) of the Board of Directors of AGL Resources Inc. sets base salary and target levels for annual incentive pay and long-term incentives for AGL Resources’ executive officers. For benchmarking executive compensation practices and levels, the C&MD Committee reviews data provided by the C&MD Committee’s independent consultant for companies in the following three groups: AGL Resources’ proxy peer group of natural gas service providers (“Proxy Peers”); energy service industry companies (“Industry Peers”); and companies in general industry.

This report contains disclosure about the 2007 compensation for AGL Resources’ president and chief executive officer along with the executive officers named in our proxy statement for the 2006 annual meeting of shareholders, except for our former president, chairman and chief executive officer who resigned from AGL Resources effective as of December 31, 2005. These five officers are hereinafter referred to as the “named executive officers.”

Base Salary

On January 30, 2007, the C&MD Committee reviewed and set base salaries for executive officers for 2007. In reviewing base salaries, the C&MD Committee considered pay for comparable positions reported in the Proxy Peer and Industry Peer data described above, tenure in position, increased scope of responsibilities, performance, retention and other considerations. The base salary for John W. Somerhalder II the president and chief executive officer was increased from $700,000 to $750,000, the base salary for Andrew W. Evans, the executive vice president and chief financial officer was increased from $360,000 to $405,000; the base salary for Kevin P. Madden, the executive vice president, external affairs, was increased from $380,000 to $400,000; the base salary for R. Eric Martinez, Jr. the executive vice president, utility operations, was increased from $360,000 to $405,000; and the base salary for Paul R. Shlanta, the executive vice president, general counsel and chief ethics and compliance officer, was increased from $310,000 to $345,000. The base salaries for these five named executive officers were approved by the C&MD Committee but are not otherwise set forth in a written agreement between AGL Resources and the executives.

Executive Performance Incentive Plan and Annual Incentive Plan

AGL Resources’ annual incentive compensation program for the named executive officers consists of the executive performance incentive plan (“EPIP”) and the annual incentive plan (“AIP”). The annual incentive compensation program for the named executive officers gives weight to both corporate and individual performance.

How the EPIP and AIP work. Under the EPIP, the C&MD Committee establishes objective performance measures from among a list of eligible measures set forth in the plan, and those performance measures must be met or exceeded in order for the named executive officers to receive a payout. The C&MD Committee reviews the actual performance at the end of each year, compares it with the predetermined goals, and certifies the results under the plan. In order to attempt to maximize the deductibility, for federal income tax purposes, of corporate performance awards made to the named executive officers, the corporate performance portion of the named executive officers’ annual incentive awards, which constitutes 75% of their total incentive opportunity, is covered under the shareholder-approved EPIP. The individual performance portion of the named executive officers’ annual incentive awards, which constitutes 25% of their total incentive opportunity, is not eligible for the exemption from the federal income tax deductibility limit under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Under the annual incentive compensation program, each participant has a target annual incentive compensation opportunity, expressed as a percentage of earned base salary during the fiscal year. On January 30, 2007, the C&MD Committee approved target annual incentive compensation opportunities for 2007, expressed as a percentage of 2007 annual base salary, for each of AGL Resources’ named executive officers. For 2007, the incentive target level for Mr. Somerhalder was increased from 75% to 85% of annual base salary and will remain the same for all other named executive officers, which is 60% for Messrs. Evans, Madden and Martinez and 50% for Mr. Shlanta.

As noted above, annual incentive compensation for the named executive officers is calculated using the following weights: 75% corporate performance score, which is based on the corporate earnings per share (“EPS”) goals described below, (covered under the EPIP) and 25% individual performance score (covered under the AIP). To determine a named executive officer’s annual incentive compensation, 75% of the individual named executive officer’s incentive target is multiplied by the corporate performance score and 25% is multiplied by the officer’s individual performance score. Maximum awards for the named executive officers may be up to 200% of their overall target annual incentive compensation opportunity.

On January 30, 2007, the C&MD Committee established the corporate EPS goals for the 2007 performance measurement period. The corporate EPS goals under the AIP and the EPIP for 2007 are:

Earnings Per Share Goal	Corporate Performance Score
$2.65*	0%
$2.70	50%
$2.75	75%
$2.80	100%
$2.85	150%
$2.98	200%

*The Company must surpass a corporate EPS goal of $2.65 for the year ending December 31, 2007 in order for payments based on corporate or business unit performance to be made. Payouts for the portion of total performance based on individual performance may be made if EPS is less than $2.65, subject to C&MD Committee approval.

The EPS goal is established by the C&MD Committee solely for the purposes of performance measurement under the annual incentive compensation program and should not be considered an update to, and should not be compared to,  previously provided earnings guidance. For purposes of the AIP and EPIP, EPS has historically been defined as net income for the performance measurement period divided by total shares outstanding (basic), with net income being determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) subject to the potential exclusion of certain one-time items. At the January 30, 2007 meeting, the C&MD Committee decided to consider at a future meeting, to be scheduled during the first quarter of 2007, revising the definition of net income for purposes of awards granted for 2007 under the AIP, EPIP and the Company's Amended and Restated Long-Term Incentive Plan (1999) (the “Plans”) to include economic value created, but not reflected in GAAP earnings, by the Company’s wholesale services business.

On March 23, 2007, the C&MD Committee met and determined it to be in the best interests of the Company for the definition of net income and the resulting EPS for purposes of awards granted for 2007 under the Plans to be adjusted to reflect the effect of economic value created in a plan year by the Company’s wholesale services business unit, but not yet reflected in GAAP earnings reported for that year. The purpose of this adjustment is to ensure that (i) economic value created in a previous plan year is included in the EPS goal for the current plan year, and (ii) economic value created above or below the amount expected to be created by management in the current plan year is considered by the C&MD Committee when determining whether the EPS goal is met.

Long-Term Incentive Grants

On January 30, 2007, the C&MD Committee approved stock option grants, restricted stock unit awards and performance cash unit awards to certain of its executive officers, other officers and key employees, including the following named executive officers:

STOCK OPTIONS

Name	Number of Nonqualified Stock Options Awarded

John W. Somerhalder II	65,700

Andrew W. Evans	18,900

Kevin P. Madden	20,000

R. Eric Martinez, Jr.	18,900

Paul R. Shlanta	9,900

The grants were made pursuant to the Company’s Amended and Restated Long-Term Incentive Plan (1999) (the “Plan”), which was filed with the Securities and Exchange Commission with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002. A form of nonqualified stock option agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 15, 2005.

The stock options are exercisable at a price of $38.96 per share and vest in accordance with the schedule set forth in the nonqualified stock option agreement. Subject to earlier termination as described in the Plan, the stock options expire ten years from the date of grant. Upon a change of control of the Company, or upon the optionee’s death, disability or retirement, all unvested options will become vested and exercisable. In the event of the optionee’s termination of employment for any reason other than death, disability or retirement, any portion of the option which has not become exercisable shall immediately terminate.

RESTRICTED STOCK UNITS

Name	Performance Measurement Period	Number of Restricted Stock Units Awarded

John W. Somerhalder II	1 year	28,900

Andrew W. Evans	1 year	8,300

Kevin P. Madden	1 year	8,800

R. Eric Martinez, Jr.	1 year	8,300

Paul R. Shlanta	1 year	4,400

The restricted stock unit awards were made pursuant to the Plan. A form of the restricted stock unit agreement is attached as Exhibit 10.1 to this report.

If the performance measure for the restricted stock units, which is a basic earnings per share goal adjusted as described above and set forth in the restricted stock unit agreement, is met or exceeded, the restricted stock units will be converted to an equal number of shares of Company common stock and vest in accordance with the schedule set forth in the restricted stock unit agreement. If the performance measure set forth in the agreement is not attained, the restricted stock units will be forfeited. Upon a change in control of the Company, (i) the restricted stock units will convert to an equal number of shares of Company common stock and become 100% vested and nonforfeitable and (ii) any outstanding unvested shares of restricted stock will become 100% vested and nonforfeitable. Unless the C&MD Committee, which administers the Plan, decides otherwise, if the recipient’s employment is terminated for any reason, all restricted stock units or shares of restricted stock will be forfeited and returned to the Company.

PERFORMANCE CASH UNITS

Name	Performance Measurement Period	Performance Multiple

John W. Somerhalder II	3 years	10.0x

Andrew W. Evans	3 years	5.6x

Kevin P. Madden	3 years	5.6x

R. Eric Martinez, Jr.	3 years	5.6x

Paul R. Shlanta	3 years	3.4x

The performance cash units are payable in cash, based upon the attainment of the performance measure set forth in the award agreement, which relates to the Company’s average annual growth in basic earnings per share adjusted as described above and plus the average dividend yield (the “Performance Measure”). As set forth in the award agreements, the formula used to calculate award payments is as follows: base salary, multiplied by the percent of growth in the Performance Measure, multiplied by the applicable performance multiple reflected in the table above. The award agreements also set forth a minimum Performance Measure percentage below which no award payments will be made and a maximum Performance Measure percentage at which award payments will be capped. Upon a change in control of the Company, performance cash units will become vested and nonforfeitable at the target payout level, as prorated on a daily-basis, based on the completed portion of the performance measurement period as of the date of the change in control. Unless the C&MD Committee, which administers the Plan, decides otherwise, if the recipient’s employment is terminated for any reason, all performance cash units will be forfeited. A form of the performance cash unit agreement is attached as Exhibit 10.2 to this report.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement

10.2	Form of Performance Cash Unit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: March 29, 2007	/s/ Paul R. Shlanta
Paul R. Shlanta Executive Vice President, General Counsel and Chief Ethics and Compliance Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement

10.2	Form of Performance Cash Unit Agreement